UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 27, 2006

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

       New York                          1-7657                  13-4922250
-----------------------------     ------------------------   -------------------
(State or other jurisdiction      (Commission File Number)    (IRS Employer
   of incorporation                                          Identification No.)
    or organization)

200 Vesey Street, World Financial Center
New York, New York                                             10285
----------------------------------------                     ----------
(Address of principal executive offices)                     (Zip Code)

      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

---  Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

--- Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

--- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

--- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change
           in Fiscal Year

         On September 27, 2006, the Board of Directors of American Express Company (the "Company") approved certain amendments to the By-Laws of the Company (i) to clarify the Company's existing policies with respect to indemnification of personnel by expressly stating that current and former officers of the Company, as well as current and former directors and employees, are entitled to indemnification by the Company in connection with threatened, pending or completed actions, suits or proceedings in which they are involved by reason of the fact that they are or were officers, directors or employees of the Company and (ii) to eliminate the requirement to provide security with respect to any undertaking provided by a current or former director, officer or other employee to repay, under certain circumstances, advances of expenses in connection with threatened, pending or completed actions, suits or proceedings. A copy of the By-Laws, as amended, of the Company is filed as Exhibit 3.1 to this report.

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

      3.1 By-Laws of American Express Company, as amended through
          September 27, 2006.


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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                AMERICAN EXPRESS COMPANY
                                                (REGISTRANT)

                                                By: /s/ Stephen P. Norman
                                                Name:  Stephen P. Norman
                                                Title: Secretary

Date:   September 29, 2006



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                                 EXHIBIT INDEX


Exhibit No.                       Description

 3.1         By-Laws of American Express Company, as amended through
             September 27, 2006.